Apollo Investment Corporation
Reports Financial Results for the Quarter Ended December 31, 2020

Fiscal Third Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.43 compared to $0.43 for the quarter ended September 30, 2020

•Net asset value per share as of the end of the quarter was $15.59 compared to $15.44 as of September 30, 2020, an increase of 1.0% driven primarily by a net gain on the corporate lending portfolio(1) and a realized gain on a non-core renewable investment
•New investment commitments made during the quarter totaled $108 million(2)
•Gross fundings during the quarter totaled $157 million primarily consisting of $97 million of term loans and $52 million of revolvers
•Gross exits during the quarter totaled $287 million primarily consisting of $3 million of term loan sales, $184 million of term loan repayments, and $85 million of gross revolver paydowns
•Net paydowns during the quarter totaled $130 million primarily consisting of $90 million of net term loan paydowns and $33 million of net revolver paydowns
•Net leverage(3) as of the end of the quarter was 1.43x, down from 1.56x as of September 30, 2020
•Declared a distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending December 31, 2020
•Amended and extended the Company’s Senior Secured Facility (the “Facility”) in December; Final maturity extended to 2025; Pricing and advance rates were unchanged on the Facility(4)
•$330 million of immediately available liquidity and $313 million of additional capacity under the Facility as of December 31, 2020(5)

New York, NY — February 4, 2021 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its third fiscal quarter ended December 31, 2020. The Company’s net investment income was $0.43 per share for the quarter ended December 31, 2020, compared to $0.43 per share for the quarter ended September 30, 2020. The Company’s net asset value (“NAV”) was $15.59 per share as of December 31, 2020, compared to $15.44 as of September 30, 2020.
On February 4, 2021, the Board of Directors declared a distribution of $0.31 per share payable on April 5, 2021 to shareholders of record as of March 19, 2021. On February 4, 2021, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on April 5, 2021 to shareholders of record as of March 19, 2021.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, we continued to reduce the Fund’s net leverage ratio with net repayments of $130 million which reduced AINV’s net leverage to 1.43x at the end of December, near the low end of our target range of 1.40x to 1.60x. Notably, repayments included non-core assets and second lien positions, assets we continue to seek to monetize. Our net leverage ratio also benefited from net appreciation on the portfolio as well as retained earnings. Our corporate lending portfolio continued to recover some of the unrealized losses incurred during the March 2020 quarter. Given our reduced leverage, we have begun to shift our focus to making new investments.” Mr. Howard Widra continued, “During the quarter we were pleased to extend our revolving credit facility by nearly two years until 2025 which greatly enhances our liquidity position as we continue to navigate the current environment.”
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(1)Corporate lending portfolio includes leveraged lending, life sciences, asset based and lender finance. Excludes Merx Aviation Finance, LLC ("Merx") and non-core and legacy assets.
(2)For corporate lending portfolio.
(3)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(4)The Company extended the final maturity of Facility by approximately two years from November 19, 2023 to December 22, 2025. Total commitments to the Facility will remain $1.81 billion until November 19, 2022 and will decrease to $1.705 billion thereafter.
(5)As of December 31, 2020, aggregate lender commitments under the Senior Secured Facility (the “Facility”) totaled $1.81 billion and there were $1.17 billion of outstanding borrowings under the Facility and $0.2 million of letters of credit issued under the Facility. Accordingly, there was $643 million of unused capacity under the Facility as of December 31, 2020, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. As of December 31, 2020, the Company had immediate access to $330 million under the Facility based on the Company’s borrowing base and $313 million of additional capacity.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2020		September 30, 2020		June 30, 2020	March 31, 2020	December 31, 2019
Total assets	$2.58		$2.65		$2.81	$2.87	$3.06
Investment portfolio (fair value)	$2.48		$2.59		$2.67	$2.79	$2.97
Debt outstanding	$1.51		$1.60		$1.76	$1.79	$1.79
Net assets	$1.02		$1.01		$1.00	$1.02	$1.22
Net asset value per share	$15.59		$15.44		$15.29	$15.70	$18.27

Debt-to-equity ratio	1.49	x	1.59	x	1.76 x	1.75 x	1.47 x
Net leverage ratio (1)	1.43	x	1.56	x	1.66 x	1.71 x	1.43 x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2020	2019	2020	2019
Investments made in portfolio companies	$157.2	$530.0	$400.9	$1,442.0
Investments sold	(17.8)	(14.9)	(101.1)	(44.5)
Net activity before repaid investments	139.4	515.1	299.9	1,397.5
Investments repaid	(269.5)	(344.2)	(628.0)	(804.6)
Net investment activity	$(130.1)	$170.9	$(328.2)	$593.0

Portfolio companies at beginning of period	147	139	152	113
Number of new portfolio companies	7	16	10	51
Number of exited portfolio companies	(11)	(4)	(19)	(13)
Portfolio companies at end of period	143	151	143	151

Number of investments made in existing portfolio companies	35	42	62	59

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2020	2019	2020	2019
Net investment income	$28.2	$36.2	$84.4	$106.5
Net realized and change in unrealized gains (losses)	4.9	(35.9)	(14.9)	(75.3)
Net increase in net assets resulting from operations	$33.2	$0.3	$69.5	$31.2

(per share)* (1)
Net investment income on per average share basis	$0.43	$0.54	$1.29	$1.58
Net realized and change in unrealized gain (loss) per share	0.08	(0.54)	(0.23)	(1.12)
Earnings per share — basic	$0.51	$0.00	$1.06	$0.46
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended December 31, 2020, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through February 3, 2021, the Company repurchased 13,654,578 shares at a weighted average price per share of $16.34, inclusive of commissions, for a total cost of $223.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of December 31, 2020, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $4.1 million, totaled $1.516 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025 and $1.166 billion outstanding under the Facility. As of December 31, 2020, $0.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $643 million as of December 31, 2020, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EST ON FEBRUARY 4, 2021
The Company will host a conference call on Thursday, February 4, 2021 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #6155998 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through February 26, 2021 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #6155998. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019 were as follows:

	December 31, 2020		September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Portfolio composition, at fair value:
First lien secured debt	78%		77%	78%	81%	78%
Second lien secured debt	10%		11%	12%	13%	14%
Total secured debt	88%		89%	90%	94%	92%
Unsecured debt	1%		1%	—%	—%	—%
Structured products and other	0%		0%	0%	0%	0%
Preferred equity	1%		0%	0%	0%	1%
Common equity/interests and warrants	10%		10%	10%	6%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.8%		7.9%	7.9%	8.5%	8.7%
Second lien secured debt (2)	9.8%		9.8%	9.8%	10.2%	10.7%
Total secured debt (2)	8.0%		8.1%	8.1%	8.7%	9.1%
Unsecured debt portfolio (2)	5.3%		5.3%	—%	—%	—%
Total debt portfolio (2)	8.0%		8.1%	8.1%	8.7%	9.1%
Total portfolio (3)	6.5%		6.7%	6.8%	8.0%	8.6%
Interest rate type, at fair value (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$1.9	billion	$2.0 billion	$2.1 billion	$2.2 billion	$2.2 billion
Fixed rate, as percentage of total	—		—	—	—	—
Floating rate, as percentage of total	100%		100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$2.0	billion	$2.1 billion	$2.2 billion	$2.3 billion	$2.3 billion
Fixed rate, as percentage of total	—%		—%	—%	—%	—%
Floating rate, as percentage of total	100%		100%	100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	December 31, 2020	March 31, 2020
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,906,817 and $2,298,548, respectively)	$1,868,904	$2,191,327
Non-controlled/affiliated investments (cost — $133,542 and $135,346, respectively)	49,280	60,241
Controlled investments (cost — $720,002 and $655,719, respectively)	558,683	533,865
Cash and cash equivalents	32,854	37,301
Foreign currencies (cost — $20,535 and $6,369, respectively)	21,320	6,375
Receivable for investments sold	5,613	978
Interest receivable	14,665	19,151
Dividends receivable	3,484	5,034
Deferred financing costs	22,710	16,054
Prepaid expenses and other assets	1,266	732
Total Assets	$2,578,779	$2,871,058

Liabilities
Debt	$1,512,313	$1,794,617
Payable for investments purchased	108	—
Distributions payable	23,493	29,367
Management and performance-based incentive fees payable	8,957	10,289
Interest payable	6,369	2,887
Accrued administrative services expense	2,503	2,796
Other liabilities and accrued expenses	7,625	6,787
Total Liabilities	$1,561,368	$1,846,743

Net Assets	$1,017,411	$1,024,315

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,259,176 and 65,259,176 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,099,876	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,082,530)	(1,075,626)
Net Assets	$1,017,411	$1,024,315

Net Asset Value Per Share	$15.59	$15.70

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$44,097	$49,809	$137,273	$148,303
Dividend income	753	264	753	331
PIK interest income	1,627	1,224	4,025	6,662
Other income	1,246	1,193	1,792	4,315
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	61	161	73	161
Dividend income	323	322	1,000	954
PIK interest income	—	515	—	515
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	6,257	11,449	18,589	36,358
Dividend income	—	2,651	1,691	5,102
PIK interest income	—	894	728	2,615
Other income	—	—	—	—
Total Investment Income	$54,364	$68,482	$165,924	$205,316
Expenses
Management fees	$8,957	$10,342	$27,743	$30,071
Performance-based incentive fees	—	71	—	1,983
Interest and other debt expenses	13,213	18,200	42,450	54,445
Administrative services expense	1,201	1,542	3,590	4,810
Other general and administrative expenses	2,813	2,205	8,036	7,814
Total expenses	26,184	32,360	81,819	99,123
Management and performance-based incentive fees waived	—	—	—	—
Expense reimbursements	(77)	(98)	(286)	(295)
Net Expenses	$26,107	$32,262	$81,533	$98,828
Net Investment Income	$28,257	$36,220	$84,391	$106,488
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(6,196)	$(537)	$(14,235)	$(6,245)
Non-controlled/affiliated investments	(632)	(1,820)	(4,285)	(731)
Controlled investments	—	—	—	—
Foreign currency transactions	117	6,200	393	5,014
Extinguishment of debt	—	—	—	(4,375)
Net realized gains (losses)	(6,711)	3,843	(18,127)	(6,337)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	25,716	8,972	57,965	(2,534)
Non-controlled/affiliated investments	5,193	(21,371)	2,187	(22,123)
Controlled investments	(10,447)	(10,858)	(39,465)	(33,623)
Foreign currency translations	(8,842)	(16,520)	(17,502)	(10,688)
Net change in unrealized gains (losses)	11,620	(39,777)	3,185	(68,968)
Net Realized and Change in Unrealized Gains (Losses)	$4,909	$(35,934)	$(14,942)	$(75,305)
Net Increase (Decrease) in Net Assets Resulting from Operations	$33,166	$286	$69,449	$31,183
Earnings (Loss) Per Share — Basic	$0.51	$0.00	$1.06	$0.46

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended December 31, 2020.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com